     As filed with the Securities and Exchange Commission on July 28, 1997
                                                Registration No. 333-___________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                            ------------------------


                             ENDOSONICS CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                    68-0028500
     (State or other jurisdiction             (IRS Employer Identification No.)
   of incorporation or organization)

                                2870 KILGORE ROAD
                        RANCHO CORDOVA, CALIFORNIA 95670
               (Address of principal executive offices) (Zip Code)

                            ------------------------

                             ENDOSONICS CORPORATION
                         RESTATED 1988 STOCK OPTION PLAN
                  CERTAIN OPTION GRANT TO MR. SALQUIST PURSUANT
                       TO A WRITTEN COMPENSATION AGREEMENT

                               CARDIOMETRICS, INC.
                            1995 STOCK INCENTIVE PLAN
                            (Full title of the Plans)

                            ------------------------

                              REINHARD J. WARNKING
                             CHIEF EXECUTIVE OFFICER
                             ENDOSONICS CORPORATION
              2870 KILGORE ROAD, RANCHO CORDOVA, CALIFORNIA, 95670
                     (Name and address of agent for service)
                                 (916) 638-8008
          (Telephone number, including area code, of agent for service)


                            ------------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================

                                             Proposed    Proposed
      Title of                               Maximum     Maximum
     Securities                 Amount       Offering    Aggregate       Amount of
        to be                    to be        Price      Offering      Registration
     Registered              Registered(1)   per Share    Price            Fee
     ----------              -------------   ---------    -----            ---

ENDOSONICS CORPORATION
RESTATED 1988 STOCK OPTION PLAN
-------------------------------
Common Stock,
$0.001 par value           1,900,000 shares  $12.4375(2) $23,631,250(2) $7,160.98

OPTION GRANT TO MR. SALQUIST
----------------------------
Common Stock,
$0.001 par value              25,000 shares  $12.75(3)   $318,750(3)       $97



CARDIOMETRICS, INC.
1995 STOCK INCENTIVE PLAN
-------------------------
Common Stock,
$0.001 par value         128,500 shares      $3.04(4)    $390,640(4)  $118.38(4)


                                                  Aggregate Filing Fee $7,376

================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the EndoSonics Corporation Restated 1988 Stock Option Plan, the Option Grant to Mr. Salquist and the Cardiometrics, Inc. 1995 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of EndoSonics Corporation.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended (the "1933 Act"), on the basis of the average of the high and low selling prices per share of Common Stock of Endosonics Corporation on July 22, 1997 as reported by the Nasdaq National Market.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the 1933 Act on the basis of the exercise price of the option.

(4) Calculated solely for purposes of this offering under Rule 457(h) of the 1933 Act on the basis of the weighted average exercise price of the outstanding options.

================================================================================



                                       2.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

         Endosonics Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed with the Commission on March 19, 1997, as amended on June 13, 1997;

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997 filed with the Commission on May 15, 1997;

         (c) The Registrant's Report on Form 8-K filed with the Commission on February 10, 1997; and

         (d) The Registrant's Registration Statement No. 0-19880 on Form 8-A filed with the Commission on February 21, 1992, together with the amendment thereto filed with the Commission on February 27, 1992, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

             All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4. Description of Securities

         Not Applicable.


Item 5. Interests of Named Experts and Counsel

         Not Applicable.


Item 6. Indemnification of Directors and Officers

             Pursuant to the provisions of Section 145 of the General Corporation Law of Delaware ("Delaware Law"), every Delaware corporation has power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Registrant or of any corporation, partnership, joint venture, trust or other enterprise for which he is or was serving in such capacity at the request of the Registrant, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred by him in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The power to indemnify applies to threatened, pending or completed actions or suits brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, determines that in light of all the circumstances indemnification should apply.

         To the extent any of the persons referred to in the two immediately preceding paragraphs is successful in the defense of the actions referred to therein, such person is entitled pursuant to Section 145 to indemnification as described above. Section 145 also permits a corporation to advance litigation expenses upon the corporation's receipt of any undertaking by or on behalf of any such director or officer to repay such advances in the event no right to indemnification is subsequently shown. A corporation may also obtain insurance at its expense to insure against any liability asserted against any person referred to in the immediately preceding paragraphs.

         The Registrant has entered into indemnification agreements with all of its current directors which provide for indemnification to the fullest extent permitted by Delaware Law, including Section 145 thereof. Such agreements have been approved by the Registrant's stockholders. The Registrant's stockholders also approved the use of similar agreements which may be entered into from time to time with future directors and/or future officers of the Registrant.


Item 7. Exemption from Registration Claimed

         Not Applicable.


Item 8. Exhibits

Exhibit Number    Exhibit
--------------    -------

         4 Instruments Defining Rights of Shareholders. Reference is made to Registrant's Registration Statement No. 0-18225 on Form 8-A, together with the amendment thereto filed with the Commission on February 27, 1992, which is incorporated herein by reference pursuant to Item 3(d).

         5        Opinion and consent of Brobeck, Phleger & Harrison LLP.

         23.1     Consent of Ernst & Young LLP, Independent Auditors.

         23.2     Consent of Brobeck, Phleger & Harrison is contained in Exhibit
                  5.

         24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

         99.1     Restated 1988 Stock Option Plan.

         99.2 Form of Notice of Grant of Stock Option and Stock Option Agreement (incorporated by reference to Exhibit 99.2 of Registration Statement No. 33-67734).

         99.3 Form of Addendum to Stock Option Agreement (Limited Stock Appreciation Rights) (incorporated by reference to Exhibit
                  99.3 of Registration Statement No. 33-67734).

         99.4 Form of Non-Statutory Stock Option Agreement (Non-Employee Director Automatic Stock Option) (incorporated by reference to
                  Exhibit 99.4 of Registration Statement No. 33-93330).

         99.5 Form of Notice of Grant of Stock Option and Stock Option Agreement for Dutch Option Grant.

         99.6 Form of Stock Purchase Agreement -- Mandatory Resale Provisions under Dutch Law.

         99.7 Written Compensation Agreement between Registrant and Roger Salquist.

         99.8 Non-Statutory Stock Option Agreement between Registrant and Roger Salquist.

         99.9     Cardiometrics, Inc. 1995 Stock Incentive Plan.

         99.10 Form of Notice of Grant used in connection with the Cardiometrics, Inc. 1995 Stock Incentive Plan.

         99.11 Form of Stock Option Agreement used in connection with the Cardiometrics, Inc. 1995 Stock Incentive Plan.

         99.12 Form of Stock Option Assumption and Conversion Agreement in connection with the assumption of outstanding options under the Cardiometrics, Inc. 1995 Stock Incentive Plan.


Item 9. Undertakings

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the Registrant's Restated 1988 Stock Option Plan, the expiration of the option granted to Mr. Salquist, the termination of the Cardiometrics, Inc. 1995 Stock Incentive Plan and/or the Cardiometrics, Inc. 1985 Stock Option Plan.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6 or otherwise, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Cordova, State of California, on this 28th day of July 1997.


                                      ENDOSONICS CORPORATION



                                      By: /s/ Reinhard J. Warnking
                                          --------------------------------------
                                          Reinhard J. Warnking
                                          President and Chief Executive Officer



                                POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS:


         That the undersigned officers and directors of Endosonics Corporation, a Delaware corporation, do hereby constitute and appoint Reinhard J. Warnking the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                       Title                                              Date
---------                       -----                                              ----

/s/ Reinhard J. Warnking        President, Chief Executive Officer              July 28, 1997
---------------------------     and Director (Principal
Reinhard J. Warnking            Executive Officer)



Signature                       Title                                              Date
---------                       -----                                              ----
/s/ Donald D. Huffman
-------------------------       Vice President, Finance                         July 28, 1997
Donald D. Huffman                  and Administration and
                                Chief Financial Officer
                                (Principal Executive Officer)
                                Financial & Accounting Officer)


/s/ Roger Salquist
-------------------------       Director                                        July 28, 1997
Roger Salquist



/s/ Michael R. Henson
-------------------------       Director                                        July 28, 1997
Michael R. Henson



/s/ Thomas J. Cable
-------------------------       Director                                        July 28, 1997
Thomas J. Cable



/s/ William G. Davis
-------------------------       Director                                        July 28, 1997
William G. Davis



/s/ Edward M. Leonard
-------------------------       Director                                        July 28, 1997
Edward M. Leonard


                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.



                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                             ENDOSONICS CORPORATION

                                  EXHIBIT INDEX

Exhibit Number                Exhibit

         4 Instruments Defining Rights of Shareholders. Reference is made to Registrant's Registration Statement No. 0-18225 on Form 8-A, together with the amendment thereto filed with the Commission on February 27, 1992, which is incorporated herein by reference pursuant to Item 3(d).

         5        Opinion and consent of Brobeck, Phleger & Harrison LLP.

         23.1     Consent of Ernst & Young LLP, Independent Auditors.

         23.2     Consent of Brobeck, Phleger & Harrison is contained in Exhibit
                  5.

         24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

         99.1     Restated 1988 Stock Option Plan.

         99.2 Form of Notice of Grant of Stock Option and Stock Option Agreement (incorporated by reference to Exhibit 99.2 of Registration Statement No. 33-67734).

         99.3 Form of Addendum to Stock Option Agreement (Limited Stock Appreciation Rights) (incorporated by reference to Exhibit
                  99.3 of Registration Statement No. 33-67734).

         99.4 Form of Non-Statutory Stock Option Agreement (Non-Employee Director Automatic Stock Option) (incorporated by reference to
                  Exhibit 99.4 of Registration Statement No. 33-93330).

         99.5 Form of Notice of Grant of Stock Option and Stock Option Agreement for Dutch Option Grant.

         99.6 Form of Stock Purchase Agreement -- Mandatory Resale Provisions under Dutch Law.

         99.7 Written Compensation Agreement between Registrant and Roger Salquist.

         99.8 Non-Statutory Stock Option Agreement between Registrant and Roger Salquist.

         99.9     Cardiometrics, Inc. 1995 Stock Incentive Plan.

         99.10 Form of Notice of Grant used in connection with the Cardiometrics, Inc. 1995 Stock Incentive Plan.

         99.11 Form of Stock Option Agreement used in connection with the Cardiometrics, Inc. 1995 Stock Incentive Plan.

         99.12 Form of Stock Option Assumption and Conversion Agreement in connection with the assumption of outstanding options under the Cardiometrics, Inc. 1995 Stock Incentive Plan.




                                      II-2